UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2024

FOSSIL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41040	75-2018505
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

901 S. Central Expressway Richardson, Texas (Address of principal executive offices)	75080 (Zip Code)

Registrant’s telephone number, including area code: (972) 234-2525

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Ticker Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FOSL	The Nasdaq Stock Market LLC
7.00% Senior Notes due 2026	FOSLL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2024, Fossil Group, Inc. (the “Company”) announced that Jeffrey N. Boyer is stepping down from his position as Interim Chief Executive Officer and a member of the Board of Directors (the “Board”), effective September 18, 2024. Mr. Boyer’s departure as a member of the Board was not the result of any disagreement with the Company on any matter relating to the Company’s financial statements, internal controls, operations, policies, or practices.

Effective September 18, 2024, Mr. Boyer has been appointed as the Company’s Chief Operating Officer. Biographical information regarding Mr. Boyer, age 66, is contained in and incorporated herein by reference from the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 10, 2024. There are no arrangements or understandings between Mr. Boyer and any other persons pursuant to which he was appointed as the Chief Operating Officer. There are also no family relationships between Mr. Boyer and any director or executive officer of the Company, and Mr. Boyer has no direct or indirect material interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Boyer’s departure as Interim Chief Executive Officer, the Board has appointed Franco Fogliato as Chief Executive Officer (“CEO”) and as a member of the Board, each effective as of September 18, 2024. Mr. Fogliato, age 55, most recently served as President and Chief Executive Officer of Salomon, a division of Amer Sports, Inc. (NYSE: AS), from November 2021 until April 2024. Amer Sports designs, manufactures, markets, distributes and sells sports equipment, apparel, footwear and accessories. Previously, from November 2013 to October 2021, Mr. Fogliato served in various roles for Columbia Sportswear Company (NASDAQ: COLM), a leading innovator in active outdoor apparel, footwear, accessories and equipment, most recently as Executive Vice President and President Global Omnichannel. From January 2004 to October 2013, Mr. Fogliato served as Chief Executive Officer at Billabong Group Europe (formerly BBG: ASX), a surf, swim and lifestyle apparel company. Mr. Fogliato has executive leadership, retail, omnichannel, restructuring, strategic, marketing and international experience having served in a number of leadership positions for global brands at public companies. Mr. Fogliato holds an MBA from The Open University Business School, a BA from the University of Venice and is certified in Corporate Governance by INSEAD.

There are no arrangements or understandings between Mr. Fogliato and any other persons pursuant to which he was appointed as the CEO or as a director. There are also no family relationships between Mr. Fogliato and any director or executive officer of the Company, and Mr. Fogliato has no direct or indirect material interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Fogliato will not receive any additional compensation for his service on the Board and will not serve on any committees of the Board.

Pursuant to his offer letter (the “Offer Letter”) with the Company, which became effective on September 1, 2024 upon approval of the Board, Mr. Fogliato will be entitled to: (i) an annual base salary of $1,100,000 and (ii) an annual cash bonus with a target bonus opportunity equal to 130% of base salary (the “Fogliato Target Bonus”) with a maximum annual cash bonus opportunity of 200% of the Fogliato Target Bonus. If Mr. Fogliato resigns or is terminated for Cause (as defined in the Offer Letter), he is not eligible for the Fogliato Target Bonus for the fiscal year in which he resigns or his employment is terminated, as applicable. Notwithstanding the Company’s actual performance for the Company’s 2024 fiscal year, Mr. Fogliato will receive a cash bonus payment of $1,000,000 in lieu of any actual performance payment for which he would otherwise be eligible to receive.

In addition, Mr. Fogliato will receive an annual equity grant beginning in 2025, which may include restricted stock units ("RSUs") and performance restricted stock units ("PRSUs"), and/or other equity vehicles under the Company’s 2024 Long-Term Incentive Plan. Currently, PRSUs vest one-third per year on the anniversary of the grant date and may vest up to 200% of target shares depending on performance and RSUs vest one third each year over three years beginning on the first anniversary of the grant date. Any RSUs granted to Mr. Fogliato more than one year before a termination of his employment by the Company without Cause or by Mr. Fogliato for Good Reason (as defined in the Offer Letter) shall become 100% vested upon such termination and any PRSUs granted to Mr. Fogliato more than one year before any termination of his employment by the Company without Cause or by Mr. Fogliato for Good Reason shall remain outstanding and eligible to vest at the same time such award would have vested had he remained employed, subject to the attainment of any applicable performance conditions.

In addition to the above, Mr. Fogliato will receive (i) a one-time sign-on cash bonus of $1,100,000 to be paid within six weeks of the commencement of employment (the “Effective Date”) with the Company (the “Sign-On Cash Bonus”) and (ii) an award of 1,500,000 RSUs, which will vest 50% on the first anniversary of the date of grant and 50% on the second anniversary of the date of grant. If Mr. Fogliato resigns without Good Reason (or without notice) or if he is terminated by the Company for Cause (i) at any time within 12 months of the Effective Date, he is required to repay the full cash value of the Sign-On Cash Bonus or (ii) at any time after 12 months until the second anniversary of the Effective Date, he is required to repay 50% of the Sign-On Cash Bonus, in each case within one month of his termination date.

If the Company terminates Mr. Fogliato’s employment for any reason other than for Cause or if he resigns for Good Reason, he will be eligible to receive (i) 18 months of base salary, (ii) a pro-rated portion of his bonus to be paid on the regular payout date which was earned and payable for the fiscal year in which the date of termination occurs and (iii) payment on the regular payout date of any bonus which was earned and payable for the fiscal year prior to the fiscal year in which the date of termination occurs, each of which is subject to and in accordance with the terms and conditions set forth in the Company’s standard severance agreement for executive officers.

The forgoing summary of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the Offer Letter, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

In addition, Mr. Fogliato will enter into the Company’s standard form of indemnification agreement for directors and executive officers as of September 18, 2024, a copy of which is incorporated by reference herein as Exhibit 10.2.

Item 7.01	Regulation FD Disclosure.

On September 4, 2024, the Company issued a press release, a copy of which is furnished as Exhibit 99.1 hereto, announcing the matters described in Item 5.02 above.

The information in Item 7.01 of this Current Report and the accompanying Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to Item 7.01 of this Current Report in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description
10.1	Offer Letter, dated August 10, 2024, by and between Franco Fogliato and the Company.
10.2	Form of Indemnification Agreement signed by directors and executive officers (incorporated by reference to Exhibit 10.2 of the Company’s Quarterly Report on Form 10-Q filed on November 9, 2023).
99.1	Press Release, dated September 4, 2024, announcing management and Board changes.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2024

FOSSIL GROUP, INC.

	By:	/s/ Randy S. Hyne
Randy S. Hyne
Chief Legal Officer and Secretary